GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 13

July 26, 2010	GERMAN AMERICAN BANCORP, INC. (GABC)
REPORTS RECORD SECOND QUARTER AND 2010
YEAR-TO-DATE EARNINGS

Summary

German American Bancorp reported today that it achieved a record level of 2010 earnings for the second quarter and year-to-date through June 30th.  The Company’s second quarter net income totaled $3,408,000, or $0.31 per share, representing the highest level of quarterly earnings in the Company’s history.  This record earnings performance was an increase of approximately 23%, from the $2,764,000, or $0.25 per share, recorded during the same quarter last year.  On a year-to-date basis, 2010 earnings were also a record, increasing to $6,659,000, or $0.60 per share, as compared to $5,706,000, or $0.52 per share for the first six months of 2009.  The improvement in year-to-date earnings represented an increase of approximately 17%.

The record quarterly earnings performance was primarily reflective of an improvement in the level of the Company’s core operating results, and, to a lesser extent, the previously reported purchase of two branch bank locations in the Evansville (Indiana) banking market in May of this year.  As compared to the same quarter in 2009, current quarter net income was enhanced by an increase in the Company’s net interest income of approximately $800,000.  This improvement in net interest income was directly attributable to over $100 million or 9% growth in the Company’s average earning assets, as compared to the second quarter of the prior year, with over three-fourths of the growth in average earning assets coming from the Company’s existing banking markets and approximately one-fourth of the growth related to the branch purchase.

Mark A. Schroeder, Chairman & CEO of German American, commenting on the second quarter and year-to-date record results stated, “We are very pleased that our trend, over the course of the past several years, of strong earnings, solid loan quality, and the maintenance of a well-capitalized regulatory capital position has culminated in the achievement of this highest level of first half and second quarter earnings performance ever experienced in the history of our Company.  Further, our second quarter net income for the current year increased by approximately 5% over the first quarter results.  As I have previously stated, our exceptional performance throughout the recent economic downturn is a testament to our staff, our clients, and the economic viability of our Southern Indiana market area.”

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

Schroeder continued, “We will strive to build upon this record performance level as we continue to grow our new market presence in Evansville, while also continuing to enhance our existing market position in other Southern Indiana markets.  German American is clearly the provider of choice throughout our market area in terms of our full offering of financial products and services within banking, insurance, and investments.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on August 20, 2010 to shareholders of record as of August 10, 2010.

Balance Sheet Highlights

End-of-period investment securities increased approximately $38 million or 57% on an annualized basis during the second quarter of 2010 compared with the period ended March 31, 2010.  The increase was largely attributable to an increase in the Company’s core deposit base.

End-of-period loans outstanding increased approximately $47 million or 22% on an annualized basis during the second quarter of 2010 compared with the period ended March 31, 2010.  The overall increase in the loan portfolio was largely driven by the May 2010 acquisition of two branch office locations in the Evansville (Indiana) banking market.  The Company acquired approximately $44 million in loans as a part of the transaction.

				Annualized
End of Period Loan Balances	06/30/10	03/31/2010	$ Change	% Change

Commercial & Industrial Loans	$226,876	$197,490	$29,386	60%
Commercial Real Estate Loans	340,229	328,565	11,664	14%
Agricultural Loans	150,462	144,396	6,066	17%
Consumer Loans	115,553	113,640	1,913	7%
Residential Mortgage Loans	81,547	83,550	(2,003)	-10%
	$914,667	$867,641	$47,026	22%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

Non-performing assets totaled $10.6 million at June 30, 2010 compared to $11.0 million of non-performing assets at March 31, 2010.  Non-performing assets represented 0.79% of total assets at June 30, 2010 compared to 0.87% at March 31, 2010.  Non-performing loans totaled $8.8 million at June 30, 2010 compared to $9.3 million of non-performing loans at March 31, 2010.  Non-performing loans represented 0.96% of total outstanding loans at June 30, 2010 compared with 1.08% of total loans outstanding at March 31, 2010.  The decline was the result of the Company’s continued aggressive collection efforts for non-performing credit relationships.

The Company’s allowance for loan losses totaled $10.8 million at June 30, 2010.  This level of allowance represents a modest increase of $100,000 or 1% from March 31, 2010.  The allowance for loan losses represented 1.18% of period-end loans at June 30, 2010 compared with 1.24% at March 31, 2010.  The modest decline in allowance for loan loss as a percentage of total loans was due to the loans acquired as a part of the branch acquisition that were acquired at fair value which included a credit risk component.  The allowance for loan losses represented 123% of period-end non-performing loans at June 30, 2010 and 115% of period-end non-performing loans at March 31, 2010.

End-of-period deposits increased approximately $77 million or 32% on an annualized basis during the second quarter of 2010 compared with the period ended March 31, 2010.  The increase was partially attributable to the previously-discussed branch acquisition with approximately $51 million of deposits acquired in early May 2010 as a part of the transaction, of which a majority were core deposits.

				Annualized
End of Period Deposit Balances	06/30/10	03/31/10	$ Change	% Change

Non-interest-bearing Demand Deposits	$166,922	$158,163	$8,759	22%

Interest-bearing Demand, Savings, & Money Market Accounts	522,438	473,278	49,160	42%
Time Deposits < $100,000	274,603	261,095	13,508	21%

Time Deposits of $100,000 or more & Brokered Deposits	85,893	80,459	5,434	27%
	$1,049,856	$972,995	$76,861	32%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

Results of Operations Highlights

Quarter ended June 30, 2010 compared to quarter ended June 30, 2009

Net income for the quarter ended June 30, 2010 totaled $3,408,000, an increase of $644,000 or 23% from the quarter ended June 30, 2009 net income of $2,764,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended June 30, 2010			Quarter Ended June 30, 2009
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$52,008	$27	0.21%	$30,495	$22	0.29%
Securities	274,969	2,852	4.15%	213,397	2,570	4.82%
Loans and Leases	901,856	13,264	5.90%	882,554	13,528	6.15%
Total Interest-Earning Assets	$1,228,833	$16,143	5.27%	$1,126,446	$16,120	5.73%

Liabilities
Demand Deposit Accounts	$163,227			$148,214
Interest-bearing Demand, Savings, and Money Market Accounts	$512,680	$461	0.36%	$458,394	$819	0.72%
Time Deposits	353,577	2,225	2.52%	337,352	2,516	2.99%
FHLB Advances and Other Borrowings	154,884	1,340	3.47%	139,959	1,471	4.22%
Total Interest-Bearing Liabilities	$1,021,141	$4,026	1.58%	$935,705	$4,806	2.06%

Cost of Funds			1.32%			1.71%
Net Interest Income		$12,117			$11,314
Net Interest Margin			3.95%			4.02%

During the quarter ended June 30, 2010, net interest income totaled $11,915,000 representing an increase of $798,000 or 7% from the second quarter of 2009.  The tax equivalent net interest margin for the second quarter of 2010 was 3.95% compared to 4.02% in the second quarter of 2009.  The increased net interest income was largely the result of a higher level of earning assets driven by growth in the Company’s core deposit base, both internally and as augmented by the deposits acquired in the branch acquisition.

The provision for loan loss totaled $1,000,000 during both the quarter ended June 30, 2010, and the quarter ended June 30, 2009.  During the second quarter of 2010, the provision for loan loss represented approximately 44 basis points of average loans while net charge-offs represented approximately 40 basis points of average loans.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

During the quarter ended June 30, 2010, non-interest income declined approximately 1% from the second quarter of 2009.

	Qtr. Ended	Qtr Ended
Non-interest Income	06/30/10	06/30/09	$ Change	% Change

Trust and Investment Product Fees	$395	$457	$(62)	-14%
Service Charges on Deposit Accounts	1,075	1,080	(5)	0%
Insurance Revenues	1,083	1,290	(207)	-16%
Company Owned Life Insurance	186	200	(14)	-7%
Other Operating Income	553	368	185	50%
Subtotal	3,292	3,395	(103)	-3%
Net Gains on Sales of Loans	499	461	38	8%
Net Gain (Loss) on Securities	—	(34)	34	n/m
Total Non-interest Income	$3,791	$3,822	$(31)	-1%

Trust and investment product fees declined by 14% during the second quarter of 2010 compared with the second quarter of 2009 due primarily to lower retail brokerage revenues.  Insurance revenues decreased 16% during the quarter ended June 30, 2010, compared with 2009 due in part to a change in the accounting method for direct bill customers during the second quarter of 2010 to better reconcile with our agency management system.  Other operating income increased $185,000 or 50% during the second quarter of 2010 compared with the same period of 2009 due primarily to a higher level of write-downs on other real estate owned properties in the second quarter of 2009 compared with the same period of 2010.

During the quarter ended June 30, 2010, non-interest expense declined approximately 3% compared with the quarter ended June 30, 2009.

	Qtr. Ended	Qtr. Ended
Non-interest Expense	06/30/10	06/30/09	$ Change	% Change

Salaries and Employee Benefits	$5,288	$5,515	$(227)	-4%
Occupancy, Furniture and Equipment Expense	1,435	1,470	(35)	-2%
FDIC Premiums	336	885	(549)	-62%
Data Processing Fees	365	344	21	6%
Professional Fees	524	405	119	29%
Advertising and Promotion	273	199	74	37%
Intangible Amortization	247	221	26	12%
Other Operating Expenses	1,434	1,194	240	20%
Total Non-interest Expense	$9,902	$10,233	$(331)	-3%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

Salaries and benefits expense declined approximately 4% during the second quarter of 2010 compared with the second quarter of 2009.  The decrease was primarily the result of lower costs associated with the Company’s partially self-insured health insurance plan.

The Company’s FDIC deposit insurance assessments decreased $549,000, or 62%, during the second quarter of 2010 compared with the second quarter of 2009.  This decrease was due to an industry-wide special assessment in the second quarter of 2009 of approximately $550,000 which represented 5 basis points of the Company’s subsidiary bank’s total assets less Tier 1 Capital.

Professional fees increased 29% during the quarter ended June 30, 2010 compared with the same quarter of 2009 primarily as a result of professional fees associated with the acquisition of two branch offices during 2010.  Other operating expenses increased by 20% during the quarter ended June 30, 2010 compared with 2009.  The increase was largely attributable to costs associated with the Company’s common identity initiative.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Quarter ended June 30, 2010 compared to quarter ended March 31, 2010

Net income for the quarter ended June 30, 2010 totaled $3,408,000, an increase of $157,000 or 5% from first quarter 2010 net income of $3,251,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended June 30, 2010			Quarter Ended March 31, 2010
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$52,008	$27	0.21%	$25,257	$9	0.15%
Securities	274,969	2,852	4.15%	264,801	2,875	4.34%
Loans and Leases	901,856	13,264	5.90%	877,629	12,906	5.96%
Total Interest Earning Assets	$1,228,833	$16,143	5.27%	$1,167,687	$15,790	5.46%

Liabilities
Demand Deposit Accounts	$163,227			$154,219
Interest-bearing Demand, Savings, and Money Market Accounts	$512,680	$461	0.36%	$476,246	$426	0.36%
Time Deposits	353,577	2,225	2.52%	342,488	2,186	2.59%
FHLB Advances and Other Borrowings	154,884	1,340	3.47%	151,318	1,322	3.54%
Total Interest-Bearing Liabilities	$1,021,141	$4,026	1.58%	$970,052	$3,934	1.64%

Cost of Funds			1.32%			1.36%
Net Interest Income		$12,117			$11,856
Net Interest Margin			3.95%			4.10%

During the quarter ended June 30, 2010, net interest income totaled $11,915,000 representing an increase of $266,000 or 2% from the first quarter of 2010.  The increased net interest income was largely the result of a higher level of earning assets driven by growth in the Company’s core deposit base, both internally and as augmented by the deposits acquired in the branch acquisition.  The tax equivalent net interest margin for the second quarter of 2010 was 3.95% compared to 4.10% in the first quarter of 2010.  The reduced net interest margin was largely attributable to a higher level of federal funds sold and other short-term investments during the second quarter.

During the quarter ended June 30, 2010, non-interest income declined 17% compared to the first quarter of 2010.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

	Qtr Ended	Qtr Ended
Non-interest Income	06/30/10	03/31/10	$ Change	% Change

Trust and Investment Product Fees	$395	$391	$4	1%
Service Charges on Deposit Accounts	1,075	946	129	14%
Insurance Revenues	1,083	1,686	(603)	-36%
Company Owned Life Insurance	186	202	(16)	-8%
Other Operating Income	553	1,036	(483)	-47%
Subtotal	3,292	4,261	(969)	-23%
Net Gains on Sales of Loans	499	318	181	57%
Net Gain (Loss) on Securities	—	—	—	0%
Total Non-interest Income	$3,791	$4,579	$(788)	-17%

Deposit service charges and fees increased by 14% during the second quarter of 2010 compared with the first quarter of 2010 due to increased customer utilization of the Company’s overdraft protection program and a cyclical increase in overdraft fees that historically occurs during the second quarter of the year compared with the first quarter of the year.  Insurance revenues declined 36% during the quarter ended June 30, 2010 compared with the three months ended March 31, 2010.  The decline was largely attributable to annual contingency revenue recognized in the quarter ended March 31, 2010.

Other operating income declined 47% during the second quarter of 2010 compared with the first quarter of 2010.  The decline was attributable to the gain on sale of an other real estate owned property during the first quarter of 2010 and a gain from the sale of a former operations office facility of the Company in the first quarter of 2010 which were not recurring items in the second quarter of 2010.

The net gain of sales of loans increased 57% due to increased residential mortgage loan production that has been sold in the secondary market or is being held for sale in the secondary market.  The increase in loan production was largely attributable to a decline in mortgage loan interest rates, an increase in refinance activity, and an increase in purchase activity resulting from tax incentive programs.

During the quarter ended June 30, 2010, non-interest expense decreased approximately 4% compared with the first quarter of 2010.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

	Qtr Ended	Qtr Ended
Non-interest Expense	06/30/10	03/31/10	$ Change	% Change

Salaries and Employee Benefits	$5,288	$5,549	$(261)	-5%
Occupancy, Furniture and Equipment Expense	1,435	1,539	(104)	-7%
FDIC Premiums	336	352	(16)	-5%
Data Processing Fees	365	359	6	2%
Professional Fees	524	521	3	1%
Advertising and Promotion	273	269	4	1%
Intangible Amortization	247	218	29	13%
Other Operating Expenses	1,434	1,459	(25)	-2%
Total Non-interest Expense	$9,902	$10,266	$(364)	-4%

Salaries and benefits expense decreased approximately 5% during the second quarter of 2010 compared with the first quarter of 2010.  The decline was largely attributable to lower costs associated with the Company’s health insurance plan during the second quarter of 2010 compared with the first quarter of 2010.

Occupancy, furniture and equipment expense declined 7% in the quarter ended June 30, 2010, compared with the first quarter of 2010.  The decrease was attributable to lower levels of real and personal property tax expense and a cyclically lower utility expense level.

German American Bancorp, Inc. is a NASDAQ-traded (symbol GABC) financial services holding company.  German American, through its principal banking subsidiary German American Bancorp, operates 30 retail banking offices in 12 contiguous southern Indiana. counties. The company also owns a trust, brokerage and financial planning subsidiary, operated from its banking offices, and a full service property and casualty insurance agency with seven offices throughout its banking market area.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Forward Looking Statements

The Company's statements in this press release regarding the Company’s intentions to strive to build upon its growth in its Southern Indiana banking markets (including the new Evansville banking market) are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of federal regulatory agencies under the Federal Deposit Insurance Act, the U.S. financial reform legislation, and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30,	March 31,	June 30,
	2010	2010	2009

ASSETS
Cash and Due from Banks	$17,110	$15,480	$19,064
Short-term Investments	19,399	29,919	24,183
Investment Securities	300,441	262,833	202,190

Loans Held-for-Sale	10,768	5,270	12,170

Loans, Net of Unearned Income	912,938	866,018	895,527
Allowance for Loan Losses	(10,813)	(10,713)	(10,295)
Net Loans	902,125	855,305	885,232

Stock in FHLB and Other Restricted Stock	10,621	10,621	10,621
Premises and Equipment	26,182	21,122	22,225
Goodwill and Other Intangible Assets	12,891	12,055	12,740
Other Assets	41,391	41,407	36,067
TOTAL ASSETS	$1,340,928	$1,254,012	$1,224,492

LIABILITIES
Non-interest-bearing Demand Deposits	$166,922	$158,163	$147,049
Interest-bearing Demand, Savings, and Money Market Accounts	522,438	473,278	474,323
Time Deposits	360,496	341,554	334,377
Total Deposits	1,049,856	972,995	955,749

Borrowings	157,861	151,647	147,832
Other Liabilities	13,054	13,121	12,194
TOTAL LIABILITIES	1,220,771	1,137,763	1,115,775

SHAREHOLDERS' EQUITY
Common Stock and Surplus	80,125	79,994	79,641
Retained Earnings	32,595	30,741	25,631
Accumulated Other Comprehensive Income	7,437	5,514	3,445
TOTAL SHAREHOLDERS' EQUITY	120,157	116,249	108,717

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,340,928	$1,254,012	$1,224,492

END OF PERIOD SHARES OUTSTANDING	11,104,918	11,101,560	11,074,718

BOOK VALUE PER SHARE	$10.82	$10.47	$9.82

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

INTEREST INCOME
Interest and Fees on Loans	$13,194	$12,839	$13,473	$26,033	$26,867
Interest on Short-term Investments	27	9	22	36	39
Interest and Dividends on Investment Securities	2,720	2,735	2,428	5,455	4,874
TOTAL INTEREST INCOME	15,941	15,583	15,923	31,524	31,780

INTEREST EXPENSE
Interest on Deposits	2,686	2,612	3,335	5,298	7,340
Interest on Borrowings	1,340	1,322	1,471	2,662	2,682
TOTAL INTEREST EXPENSE	4,026	3,934	4,806	7,960	10,022

NET INTEREST INCOME	11,915	11,649	11,117	23,564	21,758
Provision for Loan Losses	1,000	1,500	1,000	2,500	1,750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,915	10,149	10,117	21,064	20,008

NON-INTEREST INCOME
Net Gain on Sales of Loans	499	318	461	817	1,026
Net Gain (Loss) on Securities	-	-	(34)	-	(34)
Other Non-interest Income	3,292	4,261	3,395	7,553	7,074
TOTAL NON-INTEREST INCOME	3,791	4,579	3,822	8,370	8,066

NON-INTEREST EXPENSE
Salaries and Benefits	5,288	5,549	5,515	10,837	11,129
Other Non-interest Expenses	4,614	4,717	4,718	9,331	9,185
TOTAL NON-INTEREST EXPENSE	9,902	10,266	10,233	20,168	20,314

Income before Income Taxes	4,804	4,462	3,706	9,266	7,760
Income Tax Expense	1,396	1,211	942	2,607	2,054

NET INCOME	$3,408	$3,251	$2,764	$6,659	$5,706

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.31	$0.29	$0.25	$0.60	$0.52

WEIGHTED AVERAGE SHARES OUTSTANDING	11,103,095	11,081,680	11,073,081	11,092,447	11,055,111
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,108,160	11,088,387	11,073,575	11,097,343	11,055,111

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.04%	1.04%	0.92%	1.04%	0.95%
Annualized Return on Average Equity	11.57%	11.28%	10.13%	11.43%	10.58%
Net Interest Margin	3.95%	4.10%	4.02%	4.02%	3.97%
Efficiency Ratio (1)	62.24%	62.47%	67.61%	62.36%	67.24%
Net Overhead Expense to Average Earning Assets (2)	1.99%	1.95%	2.28%	1.97%	2.19%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.40%	0.82%	0.34%	0.61%	0.22%
Allowance for Loan Losses to Period End Loans	1.18%	1.24%	1.15%
Non-performing Assets to Period End Assets	0.79%	0.87%	0.80%
Non-performing Loans to Period End Loans	0.96%	1.08%	0.82%
Loans 30-89 Days Past Due to Period End Loans	0.86%	0.69%	0.54%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,314,847	$1,252,897	$1,207,413	$1,284,043	$1,201,932
Average Earning Assets	$1,228,833	$1,167,687	$1,126,446	$1,198,429	$1,120,259
Average Total Loans	$901,856	$877,629	$882,554	$889,810	$885,217
Average Demand Deposits	$163,227	$154,219	$148,214	$158,748	$147,266
Average Interest Bearing Liabilities	$1,021,141	$970,052	$935,705	$995,738	$933,316
Average Equity	$117,801	$115,235	$109,119	$116,525	$107,846

Period End Non-performing Assets (3)	$10,629	$10,972	$9,815
Period End Non-performing Loans (4)	$8,807	$9,333	$7,364
Period End Loans 30-89 Days Past Due (5)	$7,866	$5,955	$4,841

Tax Equivalent Net Interest Income	$12,117	$11,856	$11,314	$23,973	$22,143
Net Charge-offs during Period	$900	$1,803	$749	$2,703	$977

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.